EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") IS MADE APRIL 1, 2004, BY AND BETWEEN COLOR IMAGING, INC. ("EMPLOYER"), WHOSE ADDRESS IS 4350 PEACHTREE BOULEVARD, SUITE 100, NORCROSS, GEORGIA 30071, AND PATRICK J. WILSON ("EMPLOYEE"), WHOSE ADDRESS IS 2670 HAZY HOLLOW RUN, ROSWELL, GEORGIA 30076.

     WHEREAS, EMPLOYER is in the business of developing, manufacturing and marketing worldwide products used in electronic printing and photocopying, formulating and manufacturing black text and specialty toners, including color and magnetic character recognition toners for numerous laser printers, facsimile machines and analog and digital photocopiers and suppling other consumable products used in electronic printing and photocopying, including toner cartridges, cartridge components, photoreceptors and imaging drums, all in one cartridges, and parts worldwide ("Employer Business"), and

     WHEREAS, EMPLOYER's business objectives are to further develop, manufacture
and   market   digital,   color  and  other   specialty   products   and  source
state-of-the-art products from key suppliers, and

     WHEREAS, EMPLOYER is a corporation duly organized under the laws of the State of Delaware with its headquarters in the State of Georgia, and

     WHEREAS, EMPLOYER desires to hire Employee as Senior Vice President, Marketing and Sales, under the terms herein to promote Employer's business goals,

     NOW, THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                               TERM OF EMPLOYMENT

     SECTION1.01. The term of this Agreement is for a two (2) year period, unless sooner terminated as provided herein below. Employer's employment shall automatically terminate upon the death of Employee. Employer may terminate Employee's employment in the event of Employee's Disability (as defined below). "Disability" means the inability of Employee to perform those duties and responsibilities which are essential functions of Employee's position due to illness, accident or other physical or mental incapacity for a period of more than 60 consecutive days or more than 90 days in any 180-day period.

     SECTION 1.02. Employee, at his election, may terminate this Agreement on three months' written notice to Employer. Employer may terminate this Agreement at any time, with or without Cause (as defined below), by providing Employee notice, either verbally or in writing. If Employee's employment is terminated by Employer for any reason other than death, Disability, or For Cause, Employee shall be entitled to severance equal to the lesser of (a) the product of (i) three, multiplied by (ii) Employee's monthly base salary, or (b) the product of
(i) the number of months remaining in the then current term of the Agreement, multiplied by (ii) Employee's monthly base salary. Severance amounts due under this Section 1.02 shall be paid on Employer's normal payroll schedule over the three month period (or such lesser period as may be applicable pursuant to the foregoing sentence) with respect to which severance is due. "For Cause" shall mean termination resulting from (a) Employee's act or acts amounting to negligence or moral turpitude which are materially detrimental to Employer or its reputation; (b) Employee's fraud or embezzlement of funds or property; (c) Employee's conviction of, pleading guilty to, or confessing to any felony; or
(d) Employee's failure to observe or perform any material  covenant,  condition,


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or provision of this Agreement or of Employer's written policies,  which failure is not remedied within 30 days after notice of such failure is given to Employee by Employer. Notwithstanding any termination, Employee will be due any salary earned or expenses incurred prior to the effective date of the termination.

                                   ARTICLE II
                               DUTIES OF EMPLOYEE

SECTION 2.01. Employee will devote Employee's entire productive time, ability and attention to the business of the Employer during the term of this Agreement. The Employee will not directly or indirectly render any services of a business, commercial, or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer. Said consent will not be unreasonably withheld by Employer.

SECTION 2.02. Employee will perform his duties from Employer's headquarters located at 4350 Peachtree Industrial Blvd, Norcross, GA 30071 ("Headquarters"). However, at any time deemed necessary or advisable by the Employer, for business purposes, the Employee will work at such other place or places as may be determined by the Employer.

SECTION 2.03. In the event that Employee is assigned a temporary work location during the term of this Agreement at a place other than the Employee's then assigned location, the Employer will provide reasonable advances, prepay expense(s) and reimburse all temporary housing, transportation and incidental expenses related to the Employee's temporary relocation.

SECTION 2.04. As Senior Vice President, Sales and Marketing, Employee shall be responsible for promoting sales of Employer's products and services throughout the world, supervising all sales and marketing employees and representatives, excepting those exclusively or primarily engaged in marketing and selling all-in-one cartridges, coordinating, when directed, with Employer's key suppliers and vendors, recommending prices for products and commissions or commission programs for sales personnel and independent manufacturer's representatives, recommending and assisting with the development, sourcing and introduction of new products, coordinating resolution of any problems with products or services provided to customers of Employer, keeping the Chief Executive Officer, President and Executive Vice President and any others as directed informed of all sales and marketing activities and results, include whenever requested and otherwise when possible other executives in meetings with key customers, suppliers or others instrumental in the furthering of Employer's business, developing and implementing promotional and marketing initiatives, and such other duties as are normally performed by an executive with this title or as may be reasonably assigned to Employee by Employer.

                                   ARTICLE III
                            COMPENSATION OF EMPLOYEE

SECTION 3.01. Employer will compensate Employee with an annual salary of $150,000, paid ratably every two weeks, or in such frequency as is then in effect. Base salary may be increased by the Employer at will and any such change will not require the modification of this Agreement.

SECTION 3.02. Employee has indicated to Employer that Employee does not intend to participate in Employer's group health or life plan (the "Health Plan") and Employee's annual salary has been adjusted to reflect such non-participation. If Employee elects to participate in the Health Plan, Employee's annual base salary shall be reduced by $5,000 per year (subject to pro ration for any partial year of participation). Employee may participate in any other benefit plan of Employer for which he is eligible under the terms of such plan.



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SECTION  3.03.  Employer  agrees that within 30 days  following the date of this
Agreement, it will submit to the Board of Directors of Employee ("Board") a resolution granting to Employee an option ("Option") to acquire an aggregate of 100,000 shares ("Option Shares") of Employer's Common Stock pursuant to Employer's currently outstanding 2003 Stock Incentive Plan ("Plan"), at a price per share equal to the Fair Market Value of Common Stock of Employer on the date of grant (with Fair Market Value being determined in accordance with the Plan), and vesting as follows: (a) 20,000 Option Shares shall vest immediately, and (b) 20,000 Option Shares shall vest on each of the first, second, third, and fourth anniversary of the grant of the Option. Employee acknowledges that (i) the Option may or may not be approved by the Board, (ii) granting of the Option, if approved by the Board, shall be subject to the execution of a written option agreement of Employer, and (iii) any failure of the Board to approve the Option, any approval by the Board of an option on terms other than those described above, or any failure of the parties to reach mutual agreement on the form of option agreement shall not void, amend, or terminate this Agreement. Employer shall have fulfilled its obligation under this Section 3.03 solely by submitting the Option to the Board for approval.

                                   ARTICLE IV
                                BUSINESS EXPENSES

SECTION 4.01. Employee is authorized to incur reasonable business expenses for promoting the business of the Employer, including expenditures for entertainment and travel. The Employer will promptly reimburse the Employee for all such business expenses provided that: (1) each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax return of the Employer; and (2) the Employee furnishes Employer adequate and timely records and other documentary evidence required by the Employer's policy and by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.


                                    ARTICLE V
                         PROPERTY RIGHTS OF THE PARTIES

SECTION 5.01. Employee agrees to the terms of Exhibit I attached hereto. Exhibit I is by this reference made a part hereof and included herein.


                                   ARTICLE VI
                              RESTRICTIVE COVENANTS

SECTION 6.01. During Employee's employment by Employer and for a period of two years thereafter, Employee will not, without the prior written consent of Employer, directly or indirectly, on Employee's own behalf or in the service or on behalf of others, solicit or attempt to divert or appropriate to a Competing Business (as defined below), any customer of Employer with whom Employee dealt on behalf of Employer at any time during the 18 months immediately preceding the termination of employment or any potential customer whom Employee contacted on behalf of Employer during such 18-month period. "Competing Business" means any person or entity which engages in a business substantially the same as the Employer Business.

SECTION 6.02. During Employee's employment by Employer and for a period of one year thereafter, Employee will not, without the prior consent of Employer, directly or indirectly, on Employee's own behalf or in the service or on behalf of others solicit, divert or recruit any Employee of Employer to leave such employment, whether or not such employment is pursuant to a written contract by Employer or at will.

SECTION 6.03. The restrictions contained in Exhibit I and Sections 6.01 and 6.02 of this Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of Employer. It is recognized that damages in the event of breach of the provisions of Exhibit I and Sections 6.01 and 6.02 of this Agreement by Employee would be difficult, if not impossible, to ascertain, and it is therefore agreed that Employer, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of


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this right shall not  preclude any other rights and remedies at law or in equity which Employer may have. The intent of this Agreement is to provide Employer with all remedies afforded to it under applicable law, including but not limited to those remedies under any applicable trade secrets statute.

                                   ARTICLE VII
                               GENERAL PROVISIONS

SECTION 7.01. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 7.02. This Agreement, and Exhibit to this Agreement, constitute the only agreement in effect with respect to the subject matter hereof, and supercedes and terminates all previous agreements, either oral or in writing, with respect to the subject matter hereof, while Employee is employed by Employer, provided the foregoing shall not be deemed to supercede or terminate (1) the Indemnification Agreement of even date herewith between Employee and Employer,
(2) the Code of Ethics for Executives of Employer of even date herewith, (3) the terms of a written option agreement between Employee and Employer, if any, executed contemporaneously with or following the execution of this Agreement,
(4) the certification of the Employer's policy on trading in the securities of Employer by Employee, or (5) the terms of any benefit plan of Employer in which Employee participates. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, with respect to the subject matter of this Agreement, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein. The parties acknowledge and agree that the engagement of Employee by Employer as a consultant pursuant to that certain Consulting Agreement between Employee and Employer dated April 1, 2001 shall terminate as of March 31, 2004. Any modification of this Agreement will be effective only if in writing, signed by the parties hereto.

SECTION 7.03. Except as expressly provided herein to the contrary, the provisions of this Agreement are for the benefit of the parties solely and not for the benefit of any other person, persons, or legal entities. This Agreement is a personal service agreement and may not be assigned in whole or in part by Employee. The covenants of Employee contained in Exhibit I shall be binding upon the heirs, beneficiaries, administrators, and executors of Employee.

SECTION 7.04. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, and BOTH PARTIES EXPRESSLY WAIVE TRIAL BY JURY.

SECTION 7.05. Except as expressly set forth to the contrary in this Agreement, all notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person (including delivery by overnight or express courier) or duly sent by certified mail, return receipt requested, proper postage prepaid, addressed to such party at the address set forth in the first paragraph of this Agreement or such other addresses as may hereafter be designated in writing by the addressee to the addressor. All such notices, advices, and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of actual personal receipt, and (b) in the case of mailing, on the third day after the posting by certified mail, return receipt request thereof.

SECTION 7.06. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument.

SECTION 7.07. Employee agrees and understands that nothing in this Agreement shall confer any rights with respect to continuation of Employee's employment by the Employer. Employee agrees and acknowledges that Employee's employment is based on the mutual consent of the Employer and Employee as otherwise provided in this Agreement.


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SECTION  7.08.  The  provisions  of Articles III and IV (with respect to amounts owed prior to or as severance in accordance  with the terms of this  Agreement),
Article V (and Exhibit I), Article VI (for the period designated  therein),  and
Article VII shall survive termination or expiration of this Agreement.

Executed as of the day and year first above written.

UNDERSTOOD AND ACCEPTED:

EMPLOYER:  COLOR IMAGING, INC.                  EMPLOYEE:  PATRICK J. WILSON


For:  /S/ MORRIS E. VAN ASPEREN
         Executive Vice President               /S/ PATRICK J. WILSON

By:
   ---------------------------------            -------------------------------
      Dr. Sueling Wang, President               Patrick J. Wilson


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                                    EXHIBIT I

                      PROPRIETARY INFORMATION & INVENTIONS

In consideration of Employee's employment or continued employment by Employer, and the compensation now and hereafter paid to Employee, Employee hereby agree as follows:

1. RECOGNITION OF EMPLOYER'S RIGHTS; NONDISCLOSURE. Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with his work for the Employer, or unless an officer of the Employer expressly authorizes such in writing.

The term "Proprietary Information" shall mean Trade Secrets (as defined below) and any other confidential knowledge, data or any other proprietary information of the Employer. "Trade Secrets" shall mean any information of Employer, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Employee acknowledges that (i) Employer's information regarding its customers, suppliers, and manufacturing representatives is the Proprietary Information of Employer, including, without limitation, lists of names, contacts, addresses, email addresses, and telephone numbers; information regarding products represented, supplied, or purchased; and related pricing information, and (ii) Employer considers such Proprietary Information to constitute a Trade Secret of Employer. Employee understands, in addition, that the terms Proprietary Information and Trade Secrets includes information the Employer has received and in the future may receive from third parties ("Third Party Information") subject to a duty on the Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes.

Employee's obligations under this Section 1 shall begin as of that date upon which he is first employed, shall continue throughout his employment by Employer, and shall terminate three years following termination of his employment by Employer, provided with respect to Proprietary Information that also qualifies as a Trade Secret, Employer's obligations under this Section 1 shall continue for so long as such information continues to qualify as Trade Secret (excluding failure to so qualify as a result of breach by Employee of this Agreement).

Employee recognizes and acknowledges that Employer is engaged, has engaged or may engage in activities which involve, and continue to involve, the use of skilled experts and the expenditure of substantial amounts of time and money. As a result of such investments of skill, time, and money, Employer has developed or may develop certain Trade Secrets or Proprietary Information that give
Employer significant advantages over its competitors. Due to the nature of Employee's employment by Employer, Employee may be presented with, have access to, or participate in the development of proprietary Trade Secrets or Proprietary Information. These constitute valuable, special and unique assets of Employer, and any use or disclosure thereof contrary to the terms of this Agreement may cause substantial loss of competitive advantage and other serious injury to Employer.

2.    ASSIGNMENTS OF RIGHTS.

2.1. ASSIGNMENT. Employee hereby assigns to the Employer all Employee's right, title and interest in and to any and all Inventions (as defined below), including all worldwide copyrights, patent rights, trade secret rights, and other proprietary rights embodied therein or associated therewith (collectively, "Proprietary Rights"),which Inventions are made or conceived by Employee or reduced to practice or learned by Employee, either alone or jointly with others, during the period of Employee's employment with the Employer. "Inventions" means works of authorship, inventions, discoveries, improvements, developments, ideas, processes, formulae, source or object code, data, programs, designs, techniques, or other work products. Inventions assigned to the Employer by this paragraph 2 are hereafter referred to as "Employer Inventions." Employee recognizes that this Agreement does not require assignment of any invention that Employee can

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demonstrate  that Employee  developed  entirely on  Employee's  own time without using the Employer's equipment, supplies, facilities, or information except for those inventions that either: (1) Relate, at the time of conception or reduction to practice of such invention, to the Employer's business, or actual or demonstrably anticipated research or development of the Employer, (2) Result from any work performed by the Employee for the Employer.

2.2. WORKS FOR HIRE. Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C.
Section 101.).

3. ENFORCEMENT OF PROPRIETARY RIGHTS. Employee will assist Employer in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Employer Inventions in any and all countries. To that end Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Employer reasonably requests for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Employer or its designee. Employee's obligation to assist the Employer with respect to Proprietary Rights relating to such Employer Inventions in any and all countries shall continue beyond the termination of Employee's employment, but the Employer shall compensate Employee at a reasonable rate after Employee's termination for the time actually spent by Employee at the Employer's request of such assistance.

In the event the Employer is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, Employee hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Employer any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Employer.

4. OBLIGATION TO KEEP EMPLOYER INFORMED. During the period of Employee's employment, Employee will promptly disclose to the Employer fully and in writing and will hold in trust for the sole right and benefit of the Employer any and all Inventions. In addition, after termination of Employee's employment, Employee will disclose all patent applications filed by Employee within a year after termination of employment. At the time of each such disclosure, Employee will advise the Employer in writing of any Inventions that Employee believes fully qualifies for protection; and Employee will at that time provide to the Employer in writing all evidence necessary to substantiate that belief. Employee understands that the Employer will keep in confidence and will not disclose to third parties without Employee's consent any proprietary information disclosed in writing to the Employer pursuant to this Agreement relating to Inventions that qualify fully for protection. Employee will preserve the confidentiality of any Invention that does not fully qualify for protection.

5. NO IMPROPER USE OF MATERIAL. During Employee's employment by the Employer, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Employer any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

6. NO CONFLICTING OBLIGATION. Employee represents that Employee's performance of all the terms of this Agreement and as an Employee of the Employer does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to Employee's employment by the Employer. Employee has not entered into, and Employee agrees Employee will not enter into, any agreement either written or oral in conflict herewith.


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7.  RETURN  OF  EMPLOYER  DOCUMENTS.  When  Employee  leaves  the  employ of the
Employer, Employee will deliver to the Employer any and all notes, reports, records, drawings, memoranda, devices, formulas, and other documents, together with all copies thereof, and any other material, containing or disclosing any Employer Inventions, Third Party Information or Proprietary Information of the Employer, whether made or compiled by Employee, furnished to Employee, or otherwise obtained by Employee. Employee further agrees that any property situated on the Employer's premises and owned by the Employer, including disks and other storage media, filing cabinets or other work areas, is subject to inspection at any time with or without notice.

8. LEGAL AND EQUITABLE REMEDIES. Because Employee's services are personal and unique and because Employee may have access to and become acquainted with the Proprietary Information of the Employer or of Third Party Information, the Employer shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Employer may have for a breach of this Agreement.

EMPLOYEE UNDERSTANDS THAT THIS EXHIBIT I AFFECTS EMPLOYEE'S RIGHTS TO INVENTIONS EMPLOYEE MAKES DURING EMPLOYEE'S EMPLOYMENT AND RESTRICTS EMPLOYEE'S RIGHT TO DISCLOSE OR USE THE EMPLOYER'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO EMPLOYEE'S EMPLOYMENT.

EMPLOYEE HAS READ THIS EXHIBIT I CAREFULLY AND UNDERSTAND ITS TERMS.